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                                                                     EXHIBIT 2.2

            STOCK PURCHASE AGREEMENT, dated as of January 12, 1998 (this "Agreement"), among THE THOMSON CORPORATION, a corporation incorporated under the laws of Ontario, Canada ("Parent"), SABRE ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the stockholders whose names appear on the signature pages of this Agreement (each a "Stockholder" and collectively the "Stockholders").

            WHEREAS, Parent and Purchaser have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), with Computer Language Research, Inc., a Texas corporation (the "Company"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Purchaser with and into the Company (the "Merger");

            WHEREAS, as of the date hereof, the Stockholders own (beneficially or of record), in the aggregate, 10,786,812 issued and outstanding shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"); and

            WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have required that the Stockholders agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed as set forth below, to sell to Purchaser, and Purchaser has agreed to purchase, all the issued and outstanding shares of Company Common Stock now owned (beneficially or of record) and which may hereafter be acquired by the Stockholders (the "Shares").

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

            SECTION 1.01. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, each Stockholder hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from each Stockholder, all of the Shares held by such Stockholder at a price per Share equal to $22.50 (or, if higher, the highest price paid for any share of Company Common Stock pursuant to the Offer) (the "Purchase Price").

            SECTION 1.02. Conditions to Closing; Closing. The obligation of the Stockholders and Purchaser to consummate the purchase and sale of the Shares hereunder is subject to the satisfaction of the following conditions: (a) any applicable waiting periods
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(and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") with respect to the purchase and sale of the Shares hereunder shall have expired or been terminated and (b) no preliminary or permanent injunction or law, rule, regulation, order, decree or ruling issued by any United States or Canadian federal, state, provincial or local court or governmental or regulatory authority of competent jurisdiction prohibiting the purchase and sale of the Shares hereunder shall be in effect. The obligation of Purchaser to consummate the purchase of the Shares hereunder is further subject to the satisfaction of the following conditions: (a) the representations and warranties of the Company in the Merger Agreement and of the Stockholders in this Agreement that are qualified as to materiality shall have been true and correct and such representations and warranties that are not so qualified shall have been true and correct in all material respects, in each case as of the date of this Agreement, except in the case of any representation and warranty that speaks as of a particular date, which shall be true and correct or true and correct in all material respects, as applicable, as of such date, (b) the Company shall have performed in all material respects its obligations, and complied in all material respects with its covenants and agreements, under the Merger Agreement, (c) the Stockholders shall have performed in all material respects their obligations, and complied in all material respects with their covenants and agreements, under this Agreement, (d) each of the Offer Conditions shall have been satisfied or waived by Purchaser, (e) either Purchaser shall have accepted shares of Company Common Stock for payment pursuant to the Offer or the Offer shall have expired or been terminated without the purchase of any shares of Company Common Stock pursuant thereto and (f) the Merger Agreement shall not have been terminated pursuant to paragraphs (a), (b) or (c) of Section
8.01 of the Merger Agreement. The obligation of the Stockholders to consummate the sale of the Shares hereunder is further subject to the satisfaction of the following condition: the Merger Agreement shall not have been terminated pursuant to Section 8.01 of the Merger Agreement. Upon the terms and subject to the conditions set forth herein, the closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Locke Purnell Rain Harrell, 2200 Ross Avenue, Suite 2200, Dallas, Texas immediately following the termination or expiration of the Offer or at such other time and place as may be agreed in writing by Purchaser and the Stockholders.

            SECTION 1.03. Payment for and Delivery of Certificates. At the Closing, (a) Purchaser shall pay the aggregate Purchase Price for the Shares by wire transfer in immediately available funds to an account or accounts designated by the Stockholders by written notice to Purchaser and (b) the Stockholders shall deliver to Purchaser a certificate or certificates evidencing the Shares, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer, with the signature of the Stockholders thereon guaranteed, and with all applicable taxes paid or provided for. Notwithstanding the provisions of this Section 1.03 or the last sentence of
Section 1.02, in the event Purchaser shall accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer, then Purchaser shall effect payment for the Shares in immediately available funds not later than the next business day after such acceptance occurs.


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            SECTION 1.04. Payment in the Event of Certain Purchases. If the
Closing shall have occurred and Parent or any of its affiliates shall, within 12 months after the Closing, acquire any shares of Company Common Stock for a per share amount greater than the Purchase Price, then Purchaser shall promptly pay to the Stockholders an amount in cash equal to (i) the difference between the highest per share amount so paid and the Purchase Price multiplied by (ii) the number of Shares.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

            Each Stockholder, as to himself, herself or itself, as the case may be, hereby represents and warrants to Purchaser as follows:

            SECTION 2.01. Due Organization, Authorization, Etc. Such Stockholder, if it is a limited partnership, (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. Such Stockholder, if it is a trust, (i) is duly formed as a trust under the laws of the jurisdiction of its formation and its trust agreement is valid and in full force and effect, (ii) has all requisite power and authority under its trust instruments to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. Such Stockholder, if it is an individual, has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            SECTION 2.02. No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the organizational documents of such Stockholder (if any), (ii) subject to the matters referred to in Section 2.02(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its, his or her properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or


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encumbrance on any of the property or assets of such Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its, his or her properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance in any material respect by such Stockholder of its obligations under this Agreement.

            (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, state securities laws and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance in any material respect by such Stockholder of its obligations under this Agreement.

            SECTION 2.03. Title to Shares. Except as set forth in Schedule A hereto, such Stockholder is the record and beneficial owner of the Shares held by him, her or it, as the case may be (it being understood that the beneficiaries of Stockholders that are trusts and the partners of Stockholders that are partnerships may be deemed the beneficial owners of Shares held by such entities), free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind ("Encumbrances"), other than (i) pursuant to this Agreement and (ii) Encumbrances that will be terminated prior to or concurrently with the Closing. Such Stockholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, Purchaser will receive good and valuable title to such Shares of such Stockholder, free and clear of all Encumbrances arising from the ownership of such Shares, or otherwise created, by such Stockholder.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                    PURCHASER

            Parent and Purchaser hereby represent and warrant to the Stockholders as follows:

            SECTION 3.01. Due Organization, etc. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the


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jurisdiction of its incorporation. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Purchaser. This Agreement has been duly executed and delivered by or on behalf of each of Parent and Purchaser and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

            SECTION 3.02. No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not,
(i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Purchaser, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by Parent or Purchaser of its obligations under this Agreement.

            (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent or Purchaser of its obligations under this Agreement.

            SECTION 3.03. Investment Intent. The purchase of the Shares from the Stockholders pursuant to this Agreement is for the account of Purchaser for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.04. Financing. Parent has, or will have available to it at the Closing, and will make available to Purchaser, sufficient funds to permit the Purchaser to acquire all of the Shares pursuant to this Agreement.


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                                   ARTICLE IV

                         TRANSFER AND VOTING OF SHARES;
                       NO SOLICITATION OF TRANSACTIONS AND
                          NON-COMPETITION; TERMINATION

            SECTION 4.01. No Disposition or Encumbrance of Shares. Except as contemplated by Sections 1.01 and 4.04 hereof, each Stockholder hereby covenants and agrees that, so long as this Agreement shall remain in effect, he, she or it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (other than any Encumbrance that will be terminated prior to or concurrently with the Closing) on the Shares now owned or that may hereafter be acquired by such Stockholder at any time.

            SECTION 4.02. Voting of Shares; Further Assurances. (a) Each Stockholder, by this Agreement, with respect to those Shares that he, she or it owns of record, does hereby constitute and appoint Purchaser, or any nominee of Purchaser, with full power of substitution, so long as this Agreement shall remain in effect, as his, her or its true and lawful attorney and proxy, for and in his, her or its name, place and stead, to vote each of the Shares as his, her or its proxy, at every annual, special or adjourned meeting of the stockholders of the Company, including the right to sign his, her or its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Texas may permit or require, (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets, or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled or which could adversely affect the ability of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder further agrees to cause the Shares owned by him, her or it beneficially or of record to be voted in accordance with the foregoing. Each Stockholder shall retain the right to vote the Shares in his, her or its discretion on all matters submitted to a vote of stockholders of the Company other than those referred to in this Section 4.02. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. The proxy and power of attorney provided by this Section 4.02 shall terminate and be revoked upon any termination of this Agreement in accordance with its terms.


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            (b) If Purchaser shall purchase the Shares in accordance with the terms of this Agreement, then without additional consideration, each of the Stockholders shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to consummate the Merger, including the transfer of any and all of the Shares to Purchaser and the release of any and all Encumbrances on the Shares.

            (c) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchaser the power to carry out and give effect to the provisions of this Agreement.

            SECTION 4.03. No Solicitation of Transactions. Each Stockholder shall not, directly or indirectly, through any officer, director, agent or otherwise, so long as this Agreement shall remain in effect, solicit, initiate, encourage the submission of or accept any proposal or offer from any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government (collectively other than Purchaser and any affiliate of Purchaser, a "Person") relating to (i) any acquisition or purchase of all or any of the Shares or (ii) any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of such Stockholder and its officers, directors, agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Each Stockholder shall notify Purchaser promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. Notwithstanding the foregoing, the actions of any Stockholder who is a director or officer of the Company, solely in his or her capacity as a director or officer, shall be governed by the Merger Agreement and not this Section 4.03.

            SECTION 4.04. Agreement to Tender the Shares Pursuant to the Offer. In order to carry out the provisions of Section 1.01 of this Agreement most effectively, each Stockholder shall, upon the terms and subject to the conditions hereof, as promptly as practicable validly tender pursuant to the Offer and not withdraw all the Shares now owned or that may hereafter be acquired by such Stockholder. Delivery of the Shares pursuant to the Offer shall constitute delivery of Shares to Purchaser hereunder, and the acceptance of the Shares for payment and payment for the Shares pursuant to the Offer shall constitute the Closing hereunder. The representations, warranties and covenants of the parties contained in


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this Agreement shall supersede any representations, warranties and covenants contained in the letter of transmittal or similar documentation furnished by Purchaser and employed by the Stockholders in order to tender the Shares pursuant to the Offer.

            SECTION 4.05. Non-Competition. (a) For a period four years after the Closing (the "Restricted Period"), no Stockholder (other than Advance Capital Partners, L.P. and Advance Capital Offshore Partners, L.P. (collectively, "Advance Capital"), it being expressly agreed that the provisions of this
Section 4.05 shall not apply to Advance Capital) shall engage (other than on behalf of the Surviving Corporation or the Company or their respective subsidiaries), directly or indirectly, in the Tax and Accounting Software Business (as defined below) anywhere in the world or, without the prior written consent of Parent, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance (other than customary professional courtesies afforded to members of the business community) to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant, advisor or other similar capacity, any person (other than the Surviving Corporation or the Company or their respective subsidiaries) that engages in the Tax and Accounting Software Business; provided, however, that, for the purposes of this Section 4.05, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this
Section 4.05 so long as the person owning such securities has no other connection or relationship with such competitor that would not be permitted hereby. For purposes hereof, "Tax and Accounting Software Business" means (x) the business of developing, designing, publishing, marketing and distributing
(i) tax compliance software and services for tax and accounting professionals within corporations, banks, government agencies and accounting firms; (ii) accounting and practice management software and services marketed primarily to accounting firms; and (iii) other tax and accounting software products and services which are under development by the Company as of the Closing; and (y) the business of the Company's Rent Roll, Inc. subsidiary as of the Closing.

            (b) As a separate and independent covenant, each Stockholder (other than Advance Capital) agrees with Purchaser that, during the Restricted Period (other than on behalf of the Surviving Corporation or the Company or their respective subsidiaries), such Stockholder will not in any way, directly or indirectly, for the purpose of conducting or engaging in the Tax and Accounting Software Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Surviving Corporation, the Company or any Subsidiary with whom the Surviving Corporation, the Company, any Subsidiary or such Stockholder had any dealings during the two year period prior to the first day of the Restricted Period, or take away or interfere or attempt to interfere with any customer, trade, business or patronage of the Surviving Corporation, the Company or any Subsidiary.

            (c) As a separate and independent covenant, each Stockholder (other than Advance Capital) agrees with Purchaser that, during the Restricted Period, such Stockholder


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will not, in any way, directly or indirectly, hire, attempt to hire, interfere with or attempt to interfere with any officers, employees, representatives, consultants or agents of the Surviving Corporation, the Company or any Subsidiary or any former officer, employee, representative, consultant or agent of the Surviving Corporation, the Company or any Subsidiary who resigned or was terminated within the prior six month period (other than an employee whose employment was terminated by the Surviving Corporation, the Company or any Subsidiary without Cause, or who resigned from his or her employment for Good Reason, as such terms are defined in the Retention Bonus Plan), or induce or attempt to induce any of them to leave the employ of the Surviving Corporation, the Company or any Subsidiary or violate the terms of their contracts, or any arrangements, with the Surviving Corporation, the Company or any Subsidiary.

            (d) The Restricted Period with respect to any Stockholder (other than Advance Capital) shall be extended by the length of any period during which such Stockholder is in breach of the terms of this Section 4.05.

            (e) Each such Stockholder (other than Advance Capital) acknowledges that the covenants of such Stockholder set forth in this Section 4.05 are an essential element of this Agreement and the Merger Agreement, and that, but for the agreement of such Stockholder to comply with these covenants, Parent and Purchaser would not have entered into the Merger Agreement or this Agreement. Each such Stockholder acknowledges that this Section 4.05 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or the Merger Agreement by Parent or Purchaser. Each Stockholder has independently consulted with his, her or its counsel and after such consultation agrees that the covenants set forth in this
Section 4.05 are reasonable and proper.

            SECTION 4.06. Performance by Purchaser. Parent shall cause Purchaser to perform its obligations and comply with its covenants and agreements under this Agreement and the Merger Agreement.

            SECTION 4.07. Termination. This Agreement may be terminated (i) at any time by mutual written consent of all the parties hereto or (ii) by Parent or the Stockholders if any United States or Canadian federal, state, provincial or local court or governmental or regulatory authority of competent jurisdiction shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the purchase and sale of the Shares hereunder and such order, decree, ruling or other action shall have become final and nonappealable or (iii) by Parent or the Stockholders if the Merger Agreement shall have been terminated in accordance with the provisions of Section 8.01 of the Merger Agreement. In the event of any such termination, there shall be no further liability on the part of any party hereto, except (a) as set forth in Section 5.01 and (b) nothing herein shall relieve any party from liability for any breach hereof.


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            SECTION 4.08. Survival. The representations and warranties of the parties hereto contained herein shall not survive the Closing except for the representations and warranties contained in Sections 2.03 and 3.03, which shall survive the Closing indefinitely. The covenants and agreements of the parties contained herein shall survive in accordance with their respective terms.

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.01. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, that if the Closing occurs hereunder, Purchaser shall, promptly following any request from the Stockholders, reimburse the Stockholders for up to an aggregate of $350,000 of their reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, including, without limitation, any employment arrangements contemplated thereby; and provided, further, that Purchaser shall pay any stock transfer taxes relating to the purchase and sale of the Shares pursuant to this Agreement (including, without limitation, pursuant to the Offer or the Merger) .

            SECTION 5.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 5.03. Entire Agreement. This Agreement constitutes the entire agreement among Parent, Purchaser and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent, Purchaser and the Stockholders with respect to the subject matter hereof.

            SECTION 5.04. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

            SECTION 5.05. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.


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            SECTION 5.06. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein and (iii) waive compliance with any agreement or condition of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

            SECTION 5.07. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            SECTION 5.08. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.08):

            if to Parent or Purchaser:

                  The Thomson Corporation
                  Metro Center
                  One Station Plaza
                  Stamford, Connecticut 06902
                  Facsimile No. (203) 348-5718
                  Attention:  General Counsel

            with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile No. (212) 848-7179
                  Attention:  David W. Heleniak, Esq.

            if to the Stockholders:

                  c/o Computer Language Research, Inc.
                  2395 Midway Road
                  Carrollton, Texas 75096
                  Facsimile No. (972) 250-8423
                  Attention: Stephen T. Winn
                             Chief Executive Officer

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street
                  Boston, Massachusetts  02108-3194
                  Facsimile No. (617) 573-4822
                  Attention:  Louis A. Goodman, Esq.

            and

                  Locke Purnell Rain Harrell (A Professional Corporation) 2200 Ross Avenue
                  Suite 2200
                  Dallas, Texas  75201
                  Facsimile No. (214) 740-8800
                  Attention:  Guy Kerr, Esq.

            and

                  Kirkland & Ellis
                  153 E. 53rd Street
                  New York, NY  10022
                  Facsimile No. (212) 446-4900
                  Attention:  Joshua Korff

            SECTION 5.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state court or in any federal court sitting in Delaware.

            SECTION 5.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 5.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 5.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            IN WITNESS WHEREOF, Parent and Purchaser have caused this Agreement to be executed by its officer thereunto duly authorized and each of the Stockholders have executed this Agreement or caused this Agreement to be executed by its general partner or other person thereunto duly authorized, as of the date first written above.

                                          THE THOMSON CORPORATION


                                          By      /s/  Michael S. Harris
                                             --------------------------------
                                             Name:  Michael S. Harris
                                             Title: Assistant Secretary


                                          SABRE ACQUISITION, INC.


                                          By      /s/  Michael S. Harris
                                             --------------------------------
                                             Name:  Michael S. Harris
                                             Title: President

                              FRANCIS W. WINN


                              By:  /s/ Francis W. Winn
                                 -----------------------------------------
                                 Francis W. Winn


                              NANCY K. WINN


                              By  /s/ Nancy K. Winn
                                 -----------------------------------------
                                 Nancy K. Winn


                              FRANCIS W. WINN AND NANCY K. WINN
                              AS JOINT TENANTS WITH A RIGHT OF
                              SURVIVORSHIP


                              By  /s/ Francis W. Winn
                                 -----------------------------------------
                                 Francis W. Winn


                              By:  /s/ Nancy K. Winn
                                 -----------------------------------------
                                 Nancy K. Winn


                              FRANCIS W. WINN AND NANCY K. WINN AS
                              TENANTS IN COMMON


                              By:  /s/ Francis W. Winn
                                 -----------------------------------------
                                 Francis W. Winn


                              By:  /s/ Nancy K. Winn
                                 -----------------------------------------
                                 Nancy K. Winn


                              STEPHEN T. WINN


                              By:  /s/ Stephen T. Winn
                                 -----------------------------------------
                                 Stephen T. Winn


                              MELINDA G. WINN


                              By:  /s/ Melinda G. Winn
                                 -----------------------------------------
                                 Melinda G. Winn

                              STEPHEN T. WINN FAMILY, LP A


                              By: Stephen T. Winn Management LLC
                                 -----------------------------------------
                                 General Partner


                              By:  /s/ Stephen T. Winn
                                 -----------------------------------------
                                 Stephen T. Winn, Manager


                              WINN FAMILY, LTD.


                              By:  /s/ Stephen T. Winn
                                 -----------------------------------------
                                 Stephen T. Winn, General Partner


                              By:  /s/ Carol Winn Dunaway
                                 -----------------------------------------
                                 Carol Winn Dunaway, General Partner


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, General Partner


                              THE WINN FAMILY IRREVOCABLE TRUST


                              By:  /s/ Stephen T. Winn
                                 -----------------------------------------
                                 Stephen T. Winn, Trustee


                              By:  /s/ Carol Winn Dunaway
                                 -----------------------------------------
                                 Carol Winn Dunaway, Trustee


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, Trustee


                              THE FRANCIS W. WINN GRANDCHILDREN'S
                              TRUST


                              By:  /s/ Stephen T. Winn
                                 -----------------------------------------
                                  Stephen T. Winn, Trustee


                              By:  /s/ Carol Winn Dunaway
                                 -----------------------------------------
                                 Carol Winn Dunaway, Trustee


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, Trustee

                              CAROL WINN DUNAWAY


                              By:  /s/ Carol Winn Dunaway
                                 -----------------------------------------
                                 Carol Winn Dunaway


                              JAMES R. DUNAWAY, JR.


                              By:  /s/ James R. Dunaway, Jr.
                                 -----------------------------------------
                                 James R. Dunaway, Jr.


                              TURTLE CREEK GROUP, LTD.


                              By: Turtle Creek Group Management L.C.
                                 -----------------------------------------
                                 General Partner


                              By  /s/ James R. Dunaway, Jr.
                                 -----------------------------------------
                                 James R. Dunaway, Jr., Managing Member


                              THE CAROL WINN DUNAWAY FAMILY TRUST


                              By:  /s/ Carol Winn Dunaway
                                 -----------------------------------------
                                 Carol Winn Dunaway, Trustee


                              DAVID L. WINN


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn


                              LESLIE ANN WINN


                              By:  /s/ Leslie Ann Winn
                                 -----------------------------------------
                                 Leslie Ann Winn

                              THE DAVID L. WINN FAMILY TRUST


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, Trustee


                              THE JONATHAN DAVID WINN TRUST


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, Trustee


                              THE RYAN FRANCIS WINN TRUST


                              By:  /s/ David L. Winn
                                 -----------------------------------------
                                 David L. Winn, Trustee


                              ADVANCE CAPITAL PARTNERS, L.P.


                              By: Advance Capital Associates, L.P.
                                 -----------------------------------------
                                 General Partner


                              By: Advance Capital Management, LLC
                                 -----------------------------------------
                                 General Partner


                              By:  /s/ Jeffrey T. Leeds
                                 -----------------------------------------
                                 Jeffrey T. Leeds, Member


                              ADVANCE CAPITAL OFFSHORE
                              PARTNERS, L.P.


                              By:  Advance Capital Offshore Associates, LDC
                                 -----------------------------------------
                                 General Partner


                              By: Advance Capital Management, LLC
                                 -----------------------------------------
                                  General Partner


                              By:  /s/ Jeffrey T. Leeds
                                 -----------------------------------------
                                 Jeffrey T. Leeds, Member

                                   SCHEDULE A


Shares owned by Advance Capital Partners, L.P. and Advance Capital Offshore Partners, L.P. (400,000 total) are held of record by Advance Capital Partners, L.P.